UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 10, 2017

CULLEN/FROST BANKERS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-13221	74-1751768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 West Houston Street, San Antonio, Texas		78205
(Address of Principal Executive Offices)		(Zip Code)

(210) 220-4011

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement

On March 10, 2017, Cullen/Frost Bankers, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several Underwriters named therein (the “Underwriters”), relating to the offer and sale in an underwritten public offering (the “Offering”) of $100,000,000 aggregate principal amount of the Company’s 4.500% subordinated notes due 2027 (the “Notes”). Interest on the Notes is payable semiannually on March 17 and September 17, commencing on September 17, 2017, and the Notes will mature on March 17, 2027. The Offering is expected to close on March 17, 2017, subject to customary closing conditions. Net proceeds to the Company from the Offering are expected to be approximately $98.43 million, after deducting the Underwriters’ discount and estimated offering expenses payable by the Company. The Company expects to use the net proceeds from the Offering for general corporate purposes.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and its subsidiaries and the registration statement, prospectus, prospectus supplement and other documents and filings relating to the Offering of the Notes. In addition, the Company has agreed to indemnify the Underwriters’ against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to that agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-214987) previously filed with the Securities and Exchange Commission on December 8, 2016, including the prospectus contained therein, and the preliminary prospectus supplement, free writing prospectus and the final prospectus supplement, each dated March 10, 2017 and filed by the Company with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 10, 2017, by and among Cullen/Frost Bankers, Inc. and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CULLEN/FROST BANKERS, INC.

Date: March 15, 2017	By:	/s/ Jerry Salinas
Name: Jerry Salinas
Title: Group Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 10, 2017, by and among Cullen/Frost Bankers, Inc. and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.